Exhibit 23.4

                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-42144) and related Prospectus of Maverick Tube Corporation for the registration of 16,463,302 shares of its common stock and to the incorporation by reference therein of our reports dated October 29, 1999, with respect to the consolidated financial statements of Maverick Tube Corporation included and incorporated by reference in its Proxy Statement (Schedule 14A) filed August 11, 2000, which such Proxy Statement is an exhibit to its Form 8-K dated August 30, 2000, and incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

St. Louis, Missouri
August 30, 2000


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